Exhibit 99.2

As of January 1, 2009

Mr. Fredric M. Edelman

Mr. Edward Moore

4000 Legato Rd., 9th Floor

Fairfax, Virginia 22033

Re:	The Edelman Financial Center, LLC

Edelman Financial Advisors, LLC

Dear Ric and Ed:

Reference is made to (a) the Reorganization and Purchase Agreement dated as of May 10, 2005 (the “Purchase Agreement”), among Sanders Morris Harris Group Inc., a Texas corporation (“SMHG”), The Edelman Financial Center, Inc., a Virginia corporation (“EFC Inc”), The Edelman Financial Center, LLC, a Delaware limited liability company (“EFC LLC”), and Fredric M. Edelman (“Edelman”), pursuant to which SMHG agreed to purchase a member interest in EFC LLC from EFC Inc. and Edelman and (b) the Letter Loan Agreement and Letter Agreement each dated December 8, 2006 (the “EFA Agreements”), between SMHG and Edelman Financial Advisors, LLC, a Delaware limited liability company (formerly known as Edelman Personal Financial Advisors, LLC)(“EFA”), pursuant to which SMHG agreed to make certain loans to EFA and acquired 10 Units (10%) of member interest in EFA. Capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement and the EFA Agreements (as the context requires) unless otherwise defined herein.

The purpose of this letter agreement (this “Agreement”) is to set forth our agreements with respect to the Third Closing under the Purchase Agreement and SMHG’s acquisition of an additional 66% member interest in EFA. We have agreed as follows:

1. As of January 1, 2009, SMHG will purchase 58 Units (58%) of member interest in EFA from Edelman and 8 Units (8%) of member interest in EFA from Edward Moore (“Moore”) for an aggregate consideration (the “EFA Purchase Price”) consisting of (a) $25,000,000 (twenty-five million dollars) in cash and (b) a subordinated promissory note (the “Note”) with the terms and conditions set forth on Exhibit A attached hereto. Of the EFA Purchase Price, $24,000,000 (twenty-four million dollars) in cash and the Note shall be paid, transferred and assigned to Edelman and $1,000,000 (one million dollars) in cash shall be paid, transferred and assigned to Moore. Following such purchase, the ownership of EFA will be SMHG—76 Units, Edelman—22 Units, and Moore—2 Units. Upon payment of the EFA Purchase Price, the books and records of EFA and EFC LLC will be marked to reflect such ownership effective as of January 1, 2009. The cash portion of the EFA Purchase Price shall be paid and the Note shall be delivered on or

Mr. Fredric M. Edelman

As of January 1, 2009

before February 28, 2009. If the date of delivery of the EFA Purchase Price and the Note is a date other than February 28, 2009, the references in paragraphs 2(c), 2(d), and 5(a) of this Agreement to February 28, 2009, shall be deemed amended to refer to the actual date of delivery.

2. Upon payment of the EFA Purchase Price, the Purchase Agreement shall be deemed amended, effective as of January 1, 2009, as follows:

(a) Sections 3.1 and 3.2, which provide for the Third Closing and payment of the Third Closing Consideration, are deleted in their entirety and SMHG shall not be required to pay the Third Closing Consideration. Each reference to “Third Closing Consideration” in the Purchase Agreement is deleted.

(b) The term “Bonus Payment Amount” as used in Schedule A to the Purchase Agreement (and the term “Transaction Bonus Pool” determined by reference to the “Amount of Net Proceeds” under the section labeled “Total Amount of Transaction Bonus Pool” in each Employment Agreement dated as of May 10, 2005, between EFC LLC and each of the key employees of EFC LLC set forth on Schedule 1.1 of the EFC Disclosure Schedule to the Purchase Agreement) shall be determined as if the Third Closing had occurred and the Third Closing Consideration had been paid. Clause (ii) of the definition of the term “Bonus Payment Amount” in Section 1.1 of the Purchase Agreement is deleted in its entirety.

(c) The reference in Section 3.3 of the Purchase Agreement to “the Business Day immediately prior to the Third Closing Date” and the second reference therein to “the Third Closing Date” are each amended to refer to “February 28, 2009.” The bonus payment amount will be paid by SMHG as stipulated by Section 3.3 of the Purchase Agreement.

(d) The phrase “the Third Closing Date” in the introductory clause of Article XIII of the Purchase Agreement is replaced with the phrase “February 28, 2009.”

(e) Section 13.8 of the Purchase Agreement is deleted in its entirety.

(f) Section 14.4 of the Purchase Agreement is deleted in its entirety and SMHG shall not be required to make the Bonus Payment Loan.

(g) Clause (iv) of Section 14.5 of the Purchase Agreement is deleted in its entirety.

(h) Each of Section 15.3 and Section 15.4 of the Purchase Agreement is deleted in its entirety.

(i) The phrase “by EFC Inc. occurring after the Third Closing, or” in clause (i) of Section 17.1 of the Purchase Agreement is deleted. Clause (z) of such Section 17.1 is deleted in its entirety.

Mr. Fredric M. Edelman

As of January 1, 2009

(j) The phrase “(but not EFC LLC and not EFC Inc. from and after the Third Closing)” in Section 17.2 of the Purchase Agreement is deleted in its entirety.

For the avoidance of doubt, if SMHG defaults in its obligation to pay in full the EFA Purchase Price as provided in paragraph 1, the Purchase Agreement shall not be amended as provided in this paragraph 2 and shall remain in full force and effect and each of the following provisions of this Agreement shall terminate and be of no further force or effect.

3. Except for the amendments set forth in paragraph 2, the Purchase Agreement shall remain in full force and effect, including SMHG’s obligation to contribute to EFC LLC the Additional Shares as provided in Section 3.3 of the Purchase Agreement.

4. On or before February 28, 2009, the Board of Directors of SMHG shall elect Edelman a director of SMHG and appoint him to the office of President of SMHG with the duties set forth in the Amended and Restated Bylaws of SMHG (as such Amended and Restated Bylaws are constituted as of the date hereof).

In consideration of services provided and to be provided by Moore to EFC LLC and affiliates thereof, each of the parties to this Agreement acknowledges and agrees that, as of January 1, 2009, 20 EFC LLC Units shall be issued (as a profits interest) by EFC LLC to Moore and 20 of the EFC LLC Units held by EFC Inc shall be cancelled and terminated, such that the ownership of EFC LLC will be SMHG—760 EFC LLC Units, EFC Inc—220 EFC LLC Units, and Moore—20 EFC LLC Units. The parties shall treat the profits interest issued to Moore as a profits interest for United States federal income tax purposes in accordance with the provisions of IRS Rev. Proc. 93-27, as clarified by IRS Rev. Proc. 2001-43, and shall not take any position that is inconsistent with such characterization unless otherwise required by Law.

5. Upon payment of the EFA Purchase Price, the EFC LLC Agreement shall be deemed amended, effective as of January 1, 2009, as follows:

(a) References in Section 8.6 of the EFC LLC Agreement to the “Third Closing” are hereby amended to refer to “February 28, 2009.” SMHG acknowledges and agrees that Edelman shall remain the Chief Executive Officer of EFC LLC unless and until his employment with EFC LLC is terminated in compliance with the terms of his employment agreement, dated as of the Effective Date, between Edelman and EFC LLC.

(b) The reference in Section 9.7 to “holders of at least 52%” is hereby amended to refer to “holders of a majority.”

(c) The introductory clause of Section 9.8 of the EFC LLC Agreement is deleted and the following substituted in place thereof:

Mr. Fredric M. Edelman

As of January 1, 2009

9.8 Voting Agreement. So long as EFC Inc., Edelman, or Moore, collectively or separately, own in the aggregate more than 20% of the outstanding Units, the Members agree to vote all Units held by them in favor of the election as Managers of:

(d) Section 10.3 of the EFC LLC Agreement shall be deemed amended by paragraphs 9, 10 and 11 of this Agreement and to the extent of any conflict between Section 10.3 and the provisions of paragraphs 9, 10 and 11 hereof, the provisions of paragraphs 9, 10 and 11 shall control.

(e) The first sentence of Section 11.2 of the EFC LLC Agreement is hereby amended, effective as of January 1, 2009, by deleting the words “occurring prior to December 31, 2008.” Except as modified by the preceding sentence, the EFC Put Option shall remain in full force and effect.

(f) Section 4.2(b) of the EFC LLC Agreement shall be deleted in its entirety.

(g) Except for the amendments set forth in this paragraph 5, the EFC LLC Agreement shall remain in full force and effect.

6. Upon payment of the EFA Purchase Price, the Edelman Employment Agreement shall be amended , effective as of January 1, 2009, as follows:

(a) Each reference in Section 1(b) to the “fourth anniversary” is hereby amended to refer to the “eighth anniversary.”

(b) The last sentence of Section 4(d) shall be deleted and the following substituted in place thereof:

As used in this Agreement, a “Change in Control” shall be considered to occur if and when:

(i) the sale by SMH of more than 50% of the membership interests of the Employer, to any person (as such term is used in Section 13(d) of the Exchange Act) other than SMH, the Employee, other employees of the Employer, or an employee benefit plan of SMH or the Employer;

(ii) a SMH Change in Control (as defined in the EFC LLC Agreement); or

(iii) the execution of definitive documents pertaining to the foregoing.

(c) Except for the amendments set forth in this paragraph 6, the Edelman Employment Agreement shall remain in full force and effect

Mr. Fredric M. Edelman

As of January 1, 2009

7. Upon payment of the EFA Purchase Price, the Limited Liability Company Agreement dated as of December 8, 2006 (the “EFA LLC Agreement”), of EFA shall be amended, effective as of January 1, 2009, as follows:

(a) Section 5.1(b) shall be amended by deleting the reference to “except SMH” and replacing the phrase from and including the word “relationship” through the end of such section to the phrase “Sharing Percentage of each Member.”

(b) Section 9.8 shall amended and restated in its entirety as follows:

9.8 Voting Agreement. So long as EFC Inc., Edelman, or Moore, collectively or separately, own more than 20% of the outstanding Units of Membership Interest in the Company, the Members agree to vote all Units held by them in favor of the election as Managers of:

(a)	two persons designated by Edelman (or his Representative, if applicable);

(b)	two persons designated by SMH; and

(c)	Joseph Edwards, or in the event of his resignation or removal in accordance with the terms of this Agreement, such other person as is jointly designated by SMH and Edelman (or his Representative, if applicable) in writing, such agreement not to be unreasonably withheld by either of them.

(c)	Except for the foregoing amendments, the EFA LLC Agreement shall remain in full force and effect.

8. Each of SMHG, Edelman, and Moore agrees to contribute (a “Required Contribution”) to EFA cash in an amount equal to its or his pro rata portion (based on its or his Units of interest in EFA) of the net cost of operating EFA, to the extent of cash distributions by EFC LLC to (a) SMHG (in the case of SMHG), (b) EFC Inc (in the case of Edelman) or (c) Moore (in the case of Moore). (For example, if EFA requires $100,000 to fund its operations at any time, Edelman’s pro rata portion of such cost would be $22,000, and if $30,000 would otherwise be distributable by EFC LLC to EFC Inc, Edelman’s Required Contribution would be $22,000.) If the cost of operating EFA exceeds the amount of distributions from EFC LLC to its members, each of SMHG, Edelman, and Moore shall have the right, but not the obligation, to contribute its or his pro rata portion of such cost.

9. If at any time Edelman, Moore, or SMHG (the “Seller”) desires (or is required) to sell or otherwise transfer (a “Proposed Transfer”) any Units in EFC LLC and/or EFA (the “Offered Units”) in any manner to any person (the “Buyer”) other than in a Permitted Transfer (as hereinafter defined), the Seller shall first give a Transfer Notice to the other members of EFC LLC and/or EFA, as the case may be (the “Other Members”). At any time within the 15-day period immediately following receipt of the Transfer Notice, the other members of EFC LLC

Mr. Fredric M. Edelman

As of January 1, 2009

and/or EFA (the “Purchasing Members”) may elect by written notice (the “Purchase Notice”) to the Seller, to acquire all or any portion of the Offered Units at the same price per Unit and on the same terms and conditions as involved in such Proposed Transfer. The Purchasing Member shall effect the purchase of the Offered Units, including payment of the purchase price, not more than 10 days after delivery of the Purchase Notice, and at such time the books and records of EFC LLC and/or EFA shall be marked to reflect the transfer of the Offered Units to such Purchasing Member. In the event that the Purchasing Member does not elect to purchase all of the Offered Units, then, subject to paragraph 10 of this Agreement, the Seller may sell to Buyer the Offered Units not purchased by Purchasing Member (but not at a lower price or upon more favorable terms than the price and terms offered to the Purchasing Member) within a 60-day period beginning from the date the Transfer Notice is provided to the Purchasing Member, provided that at the end of such 60-day period, the Offered Units, if not sooner sold to the Buyer, shall again be subject to the restrictions of this Agreement.

10. If a Seller delivers a Transfer Notice pursuant to paragraph 9 and the Other Members do not exercise their rights of first refusal to purchase the Offered Units pursuant to paragraph 9, then the Seller must request that the Buyer offer to purchase all of the Units of the Other Members in EFC LLC and/or EFA on the same terms and conditions as are applicable to the proposed transfer of the Units owned by the Seller. In the event the Buyer does not wish to purchase all of the Units in EFC LLC and/or EFA, then the Other Members shall have a right of co-sale with respect to the proposed transfer, as further set forth in this paragraph 10 (the “Right of Co-Sale”).

(a) the Other Members shall have a Right of Co-Sale with respect to the Units proposed to be transferred by a Seller, exercisable within the 15-day period immediately following receipt of the Transfer Notice by the Other Members (the “Co-Sale Period”). The Right of Co-Sale shall entitle each Other Member to sell a portion of the Units in EFC LLC or EFA held by it or him to the Buyer at the price per unit set forth in the Transfer Notice by delivering to Seller notice of such election within the Co-Sale Period. The Right of Co-Sale shall entitle each Other Member to include in the proposed transfer all or any part of its or his Units in EFC LLC and/or EFA equal to the product obtained by multiplying (i) the aggregate number of Units of EFC LLC or EFA owned by the Other Member immediately prior to the Proposed Transfer by (ii) a fraction, the numerator of which is the number of Units of EFC LLC or EFA subject to the Proposed Transfer, and the denominator of which is the total number of Units in EFC LLC or EFA owned by all members immediately prior to the Proposed Transfer.

(b) The number of Units to be sold in the proposed transfer by the Seller shall be reduced by the aggregate number of Units purchased by the Buyer from the Other Members pursuant to the acceptance by the Other Members of a Right of Co-Sale in accordance with the provisions of this paragraph.

(c) In the event of a sale or other transfer subject to this paragraph, Seller shall notify the proposed transferee that the sale or other transfer is subject to this paragraph and shall ensure that no sale or transfer is consummated without Seller complying with this paragraph.

Mr. Fredric M. Edelman

As of January 1, 2009

(d) For purposes of this Agreement, a “Permitted Transfer” means any transfer of Units in EFC LLC or EFA by SMHG, Edelman, or Moore to (i) a corporation, limited liability company, partnership, or other entity controlled by SMHG, Edelman, or Moore, as the case may be, (ii) any spouse or issue of the grandparents of Edelman or Moore, as the case may be, or any trust or other estate planning vehicle at least a majority of the beneficial interests of which are held by such persons, (iii) another member of EFC LLC or EFA, or (iv) EFC LLC or EFA; provided that in each case such disposition complies with the terms of this paragraph and each transferee agrees in writing at the time of such disposition to be bound by the terms of this paragraph to the same extent as if he, she, or it were an original party to this Agreement.

11. In the event SMHG desires to sell or otherwise transfer all or substantially all of its Units in EFC LLC and/or EFA, other than in a Permitted Transfer, if EFC Inc., Edelman and Moore do not exercise their rights of first refusal set forth in paragraph 9, SMHG may require EFC Inc., Edelman, and Moore to sell their Units in EFC LLC and/or EFA, even if they do not elect to participate as provided in paragraph 10; provided that the purchase price for such Units exceeds the sum of (a) the positive capital account balance such member in EFC LLC or EFA, as applicable and (b) the product of (i) the percentage that the number of Units of EFC LLC or EFA, as applicable, to be sold by such member represents of the total number of Units of EFC LLC or EFA as applicable, outstanding on such date and (ii) in the case of (A) EFC LLC, the greater of (x) 9.5 multiplied by the LLC Net Income for the 12 months ending on the last day of the calendar quarter most recently ended prior to the date of such sale and (y) $200 million or (B) EFA, the greater of (x) 9.5 multiplied by the pre-tax income of EFA (and, on a consolidated basis, its subsidiaries, if any) for the 12 months ending on the last day of the calendar quarter most recently ended prior to the date of such sale, as determined in accordance with GAAP by reference to the financial statements of EFA for such period and (y) $150 million. SMHG shall give written notice of the sale agreement to Edelman, EFC Inc., and Moore not less than 30 days prior to the consummation date.

12. Any proposed transfer of Units or member interest in EFC LLC or EFA not made in compliance with the requirements of paragraph 9, 10, or 11 shall be null and void ab initio, shall not be recorded on the books of EFC LLC or EFA and shall not be recognized by EFC LLC or EFA. Each party hereto acknowledges and agrees that any breach of paragraphs 9, 10, or 11 would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Units or member interests in EFC LLC or EFA not made in compliance with this Agreement).

13. Upon and subject to the payment of the EFA Purchase Price, the Letter Loan Agreement, the Guaranty Agreement (as defined in the Letter Loan Agreement) and the Note issued pursuant to the Letter Loan Agreement are each hereby terminated, and no person shall have any further rights, entitlements, obligations or liabilities thereunder or arising therefrom.

Mr. Fredric M. Edelman

As of January 1, 2009

14. The General Provisions contained in Article XIX of the Purchase Agreement are hereby incorporated by reference, mutatis mutandis, as if such provisions were fully set forth herein, with the exceptions of Sections 19.3 and 19.12, which shall not be so incorporated; provided that each of the employees of EFC LLC set forth on Schedule 1.1 of the EFC Disclosure Schedule to the Purchase Agreement shall be a third party beneficiary of paragraph 2(b) hereof; and provided, further, that each member of EFC LLC and each member of EFA not a party hereto shall be a third party beneficiary of paragraphs 9, 10, 11 and 12 hereof.

15. This Agreement constitutes the entire Agreement among the parties with respect to the subject matter of this Agreement. In the event of conflict between the provisions of this Agreement and the provisions of the Purchase Agreement, the EFC LLC Agreement, the EFA LLC Agreement, or the Edelman Employment Agreement, the provisions of this Agreement shall prevail.

If the foregoing accurately describes your understanding of our agreement, please evidence such agreement by executing this letter in the space provided below and returning it to the undersigned. Upon receipt of the executed letter, we will proceed with documentation to consummate the transactions.

Very truly yours,

Sanders Morris Harris Group Inc.

By	/s/ George L. Ball
George L. Ball, Chairman of the Board

Accepted and agreed as

of the date first above written:

/s/ Fredric M. Edelman
Fredric M. Edelman

/s/ Edward Moore
Edward Moore

Mr. Fredric M. Edelman

As of January 1, 2009

Exhibit A

Terms of Promissory Note

Issuer:	SMHG

Maturity Date:	January 1, 2010

Principal Amount:	$10,000,000

Interest:	Interest on the unpaid principal amount shall be payable at maturity, from but excluding the date of issuance to and including the maturity date, at the London Interbank Offered Rate, or LIBOR, as published in The Wall Street Journal, for the applicable term, plus five percent (5%)

Subordination:	Satisfactory to SMHG’s senior bank lender.